UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
December 2, 2005
XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Sunset Hills Road, Reston, Virginia	20190

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-547-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.
On December 2, 2005, XO Communications, Inc. (the “Company”) reduced its indebtedness under its Amended and Restated Credit and Guaranty Agreement, dated as of January 16, 2003, as amended (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company and Mizuho Corporate Bank, Ltd., as administrative agent. The Company made a voluntary repayment of $100,000,000 of the amount outstanding under the Credit Agreement, reducing the outstanding balance under the Credit Agreement to approximately $298.2 million.
By reducing the indebtedness under the Credit Agreement the Company will reduce its interest expense, which savings the Company plans to use to strengthen its balance sheet and fund its operations.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2005	XO COMMUNICATIONS, INC.
	By:	/s/ William Garrahan
		Name:	William Garrahan
		Title:	Senior Vice President and Acting Chief Financial Officer